UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HPS Corporate Lending Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

HPS
Corporate Lending Fund

We Need Your Vote

Dear Shareholder,

HPS Corporate Lending Fund ("HLEND") will hold its annual meeting ("Annual Meeting") on October 28, 2026. At this meeting, HLEND shareholders will be asked to re-elect two current members of the HLEND Board of Trustees (the "Proposal"), Michael Patterson and Robin Melvin (the "Nominees"), for a five-year term expiring in 2031. To ensure we meet minimum voting requirements for this election, we need your vote.

Your vote is very important. The HLEND Board of Trustees unanimously recommends that you vote **"FOR"** each of the Nominees in the Proposal, based on the Nominees':

- Character and integrity;
- Experience in board service, including serving on HLEND's Board of Trustees since its inception;
- In respect of Mr. Patterson, his roles as Chief Executive Officer of HLEND, and Co-President of, and portfolio manager of the direct lending strategies at, HPS;
- In respect of Ms. Melvin, her status as a non- "interested person" of HLEND, as defined by the Investment Company Act of 1940, as amended; and
- Willingness and ability to serve and commit the time necessary to perform board duties

Please vote **"FOR"** each of the Nominees in the Proposal by following the instructions below. Your prompt participation will reduce the need for additional communication with you regarding the Proposal. Your vote is important, no matter how many shares you own.

Thank you in advance for your participation in this important matter and for your continued support of HLEND. If you have any questions, please contact your financial advisor or call our proxy solicitor, Broadridge, at (833) 270-4160.

Sincerely,

Michael Patterson
Chairman and Chief Executive Officer of HLEND

ONLINE
WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

QR CODE
WITH A SMARTPHONE
Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

PHONE
WITHOUT A PROXY CARD
Call 1-833-270-4160 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.
WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

MAIL
VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

S08494-LTR

HPS Be the vote that counts.

HPS CORPORATE LENDING FUND 2026 Annual Meeting October 28, 2026 VOTE NOW Why Should I Vote? As an HLEND shareholder, we need your vote in connection with the re-election of two current members of the HLEND Board of Trustees - your vote counts! Ways to Vote @ (9 ProxyVote 800.690.6903 Virtual Meeting Important Information For holders as ofJuly 30, 2026 Vote Common Shares by: Control Number: 11 :59 PM EST October 27, 2026

This email represents the following share(s): View documents to learn more: Notice of Meeting and Proxy Statement I Form 10-K I Shareholder Letter I © 2026 Broadridge Financial Solutions Inc. P.O. Box 1310, Brentwood, NY 11717 Prox..y,ote ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners. Email Settings I Terms and Conditions I Privacy Statement

HPS Corporate Lending Fund Annual Meeting of Shareholders Materials requiring your urgent action enclosed

HPS
Corporate Lending Fund

Your vote is very important. Please vote your shares today.

The HPS Corporate Lending Fund Annual Meeting will be held on October 28, 2026. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the instructions below and on the enclosed proxy card. For your convenience, we've highlighted where you can find your unique Control Number. If you have any questions, please call 1-833-270-4160.


0000 0000 0000 0000
NOTE: This is not an actual Control Number.
Please refer to the proxy card for
your unique Control Number.

FOUR WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM

Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to

QR CODE

WITH A SMARTPHONE

Vote by scanning the Quick Response Code or "QR Code" on the Proxy Card/VIF enclosed.

PHONE

WITHOUT A PROXY CARD

Call 1-833-270-4160 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD

Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

MAIL

VOTE PROCESSING

Mark, sign and date your ballot and return it in the postage-paid envelope provided.